Exhibit 99.1

For more information, contact:

Kathleen Nemeth

Senior Vice President, Investor Relations

650-435-3318

Kathleen.Nemeth@omnicell.com

Omnicell Highlights Differentiated Strategy and Unique Business Model at 2022 Investor Day

Advanced Services Business Model Driving Growth Opportunities and Recurring, High Visibility Revenue

Well Positioned in Large and Growing Market Segments

Santa Clara, Calif., -- September 20, 2022 -- Omnicell, Inc. (Nasdaq: OMCL) (“Omnicell” or the “Company”), a leading provider of medication management and adherence tools for health systems and pharmacies, held its 2022 Investor Day today and provided an in-depth overview of the Company’s differentiated strategy and unique business model, as well as its Advanced Services portfolio, ESG strategy, and provided more details on its long-term financial targets.

Randall Lipps, Chairman, President, Chief Executive Officer, and Founder of Omnicell, said, “Thirty years ago, we set out on a mission to accelerate pharmacy to perfection, in an effort to ultimately improve medication management and patient care. Today, we are a category creator transforming the pharmacy care delivery model and delivering innovative technology that is designed to enable seamless medication management. With our track record of strong financial performance and disciplined execution, we believe Omnicell is poised to drive profitable growth and capitalize on the opportunities ahead as we continue transitioning to our Advanced Services business model.”

At today’s event, Omnicell highlighted the following:

•	Transforming to Advanced Services business model and focusing on innovative solutions:

Omnicell is focused on scaling its Advanced Services to deliver long-term value for all stakeholders and continues to drive recurring, high visibility revenue growth. As a result of this transformation, Advanced Services is expected to comprise approximately 20% to 30% of total revenue by 2025.

•	Leading position in large and growing market segments with $90 billion+ total addressable market:

Omnicell has solidified its position as the leading strategic partner to health systems, providing solutions across the entire continuum of care. The Company has a presence in approximately 80% of all retail pharmacies in the U.S. in addition to its long-term sole source agreements with 150 of the top 300 U.S. health systems.1

•	Driving profitable growth through disciplined execution:

Omnicell continues to grow and expand within its large and existing customer base, capitalize on next generation technologies, gain market share and drive innovation with a focus on delivering the Autonomous Pharmacy vision. In addition to these growth drivers, the Company maintains its commitment to executing its disciplined and value-enhancing M&A strategy, which can present significant cross-selling opportunities.

•

Prioritizing “A Better Way” ESG strategy focused on innovating toward perfection:

Omnicell is a mission-driven company committed to making a positive impact on the world through its solutions and offerings. With its focus on four pillars – Environment, Social, Governance and Innovation – Omnicell aims to fundamentally improve the healthcare system and make a difference in the communities it serves.

Poised for Future Growth

Omnicell reaffirmed and provided additional 2025 financial targets as follows:

•	Total revenue of $1.9 billion to $2.0 billion, representing a 14% to 15% total revenue CAGR
•	Non-GAAP gross margin of 52% to 53%
•	Non-GAAP EBITDA margin of approximately 23%, reflecting the impact of the current inflationary environment
•	SaaS and subscription software gross margin of approximately 65% to 70%
•	Tech-enabled services gross margin of approximately 40%

The Company also provided new long-term gross margin targets for SaaS and subscription software of approximately 70% to 75%, and tech-enabled services gross margin of approximately 50% to 55%.

Webcast Replay

To access a replay of today’s Investor Day presentations and slides presented, visit Omnicell’s Investor Relations website at https://ir.omnicell.com/ under Events & Presentations.

1 As of 6/30/22 and as defined by Definitive Healthcare

About Omnicell Inc.

Since 1992, Omnicell has been committed to transforming the pharmacy care delivery model to dramatically improve outcomes and lower costs. Through the industry vision of the Autonomous Pharmacy, a combination of automation, intelligence, and technology-enabled services, powered by a cloud data platform, Omnicell supports more efficient ways to manage medications across all care settings.

Facilities worldwide use our automation and analytics solutions to increase operational efficiency, reduce medication errors, deliver actionable intelligence, and improve patient safety. Institutional and retail pharmacies across North America, the United Kingdom, Germany, and Australia leverage our innovative medication adherence and population health solutions to improve patient engagement and adherence to prescriptions, helping to reduce costly hospital readmissions.

To learn more, visit www.omnicell.com. From time to time, Omnicell may use the Company’s investor relations website and other online social media channels, including its Twitter handle www.twitter.com/omnicell, LinkedIn page www.linkedin.com/company/omnicell, and Facebook page www.facebook.com/omnicellinc, to disclose material non-public information and comply with its disclosure obligations under Regulation Fair Disclosure (“Reg FD”).

OMNICELL and the Omnicell logo are registered trademarks of Omnicell, Inc. or one of its subsidiaries.

Forward-Looking Statements

To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “plan,” “potential,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” “seek,” “predict,” “project,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control. Such statements include, but are not limited to, expected benefits and objectives of Omnicell’s products and services, strategic and growth opportunities, 2025 targets, growth targets, growth rates, total addressable market and margin expansion; and statements about Omnicell’s strategy, objectives, and vision, including its corporate responsibility (innovation, environment, social and governance) goals and strategies, and other expectations and other non-historical information. Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) risks related to the ongoing COVID-19 pandemic (including new variants of the virus), (ii) Omnicell’s ability to take advantage of growth opportunities and develop and commercialize new solutions and enhance existing solutions, (iii) continued and increased competition from current and future competitors in the medication management automation solutions market and the medication adherence solutions market, (iv) unfavorable general economic and market conditions or reduction in demand for our solutions, (v) changes to the 340B Program, (vi) Omnicell’s substantial debt, which could impair its financial flexibility and access to capital, (vii) risks related to Omnicell’s investments in new business strategies or initiatives, including its transition to selling more products and services on a subscription basis, and its ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions, (viii) risks presented by government regulations, legislative changes, fraud and anti-kickback statues, products liability claims, the outcome of legal proceedings, and other legal obligations related to healthcare, privacy, data protection, and information security, including any potential governmental investigations and enforcement actions, litigation, fines and penalties, exposure to indemnification obligations or other liabilities, and adverse publicity that may result from the previously disclosed ransomware incident, (ix) any disruption in Omnicell’s information technology systems and breaches of data security or cyber-attacks on its systems or solutions, including the previously disclosed ransomware incident and any potential adverse legal, reputational, and financial effects that may result from it and/or additional cybersecurity incidents, as well as the effectiveness of business continuity plans during any future cybersecurity incidents, (x) risks related to climate change and legal, regulatory, or market measures to address climate change as well as a related emphasis on ESG matters by various stakeholders, (xi) risks associated with operating in foreign countries, (xii) Omnicell’s ability to recruit and retain skilled and motivated personnel, (xiii) Omnicell’s ability to protect its intellectual property, (xiv) Omnicell’s ability to meet the demands of, or maintain relationships with, its institutional, retail, and specialty pharmacy customers, (xv) risks related to the availability and sources of raw materials and components or price fluctuations, shortages, or interruptions of supply, (xvi) Omnicell’s dependence on a limited number of suppliers for certain components, equipment, and raw materials, as well as technologies provided by third-party vendors, and (xvii) other risks and uncertainties further described in the “Risk Factors” section of Omnicell’s most recent Annual Report on Form 10-K, as well as in Omnicell’s other reports filed with or furnished to the United States Securities and Exchange Commission (“SEC”), available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.

Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Our expected annual revenue, non-GAAP gross margin targets and non-GAAP EBITDA margin target, exclude certain items, which include, but are not limited to, unusual gains and losses, costs associated with future restructurings, acquisition-related expenses, and certain tax and litigation outcomes. These excluded items may be significant. We do not provide a reconciliation of forward-looking non-GAAP measures or targets to the comparable GAAP measures as these items are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort. We believe such a reconciliation would imply a degree of precision that could be confusing or misleading to investors. These items may also have a material impact on GAAP total revenues, gross profit or net income in future periods. As such, these forward-looking non-GAAP financial measures are limited in their utility for evaluating our future operating results in accordance with GAAP.